UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SENIOR HOUSING PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	04-3445278
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA	02458-1634
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.25% Senior Notes due 2046	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: ☐

Securities Act registration statement file number to which this form relates (if applicable): Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Senior Housing Properties Trust, or the Company, is filing this Form 8-A in connection with the transfer of the listing of its 6.25% Senior Notes due 2046, or the Notes, from the New York Stock Exchange to The NASDAQ Stock Market LLC.

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Notes is contained in the Prospectus Supplement dated February 10, 2016, under the caption “Description of notes” on pages S-13 through S-18 thereof, filed with the Securities and Exchange Commission, or the SEC, on February 12, 2016, which supplements the description in the Prospectus dated June 26, 2015 under the caption “Description of Debt Securities” at pages 6 through 17 thereof, related to the Company’s Registration Statement on Form S-3  (File No. 333-205298) initially filed with the SEC on June 26, 2015.  The descriptions in such Prospectus Supplement and Prospectus are incorporated herein by reference.

Item 2. Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of February 18, 2016, between the Company and U.S. Bank National Association. (Incorporated by reference to the Company’s Current Report on Form 8-K dated February 18, 2016.)

4.2

First Supplemental Indenture, dated as of February 18, 2016, between the Company and U.S. Bank National Association, related to 6.25% Senior Notes due 2046, including form thereof. (Incorporated by reference to the Company’s Current Report on Form 8-K dated February 18, 2016.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Dated: June 30, 2016